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                                                                  EXHIBIT 23(b)




The Board of Directors
Harte-Hanks Communications, Inc.:

We consent to the use of our reports incorporated herein by reference. Our report dated January 28, 1994 included in the 1993 Annual Report refers to a change in the method of accounting for income taxes.


                                      KPMG Peat Marwick


San Antonio, Texas
June 23, 1994